Exhibit (10)(g)


                                 Promissory Note

$400,000.00                                                      August 11, 2000

FOR VALUE RECEIVED, the undersigned, PAK MAIL CENTERS OF AMERICA, INC., a Colorado corporation (the "Maker"), promises to pay to the order of D.P. Kelly & Associates, L. P., an Illinois limited partnership ("Holder") at 701 Harger Road, Oak Brook, Illinois, or at any other place designated from time to time by the Holder, in lawful money of the United States, the principal sum of Four Hundred Thousand Dollars ($400,000.00) plus interest as hereinafter provided on the unpaid principal balance outstanding from time to time from the date hereof.

All payments made on account of the indebtedness evidenced by this Note shall be applied first to accrued and unpaid interest on the unpaid principal balance and the remainder to principal.

Interest on the unpaid principal balance outstanding from time to time shall accrue from August 11, 2000 at a rate per annum (calculated on a 360-day year basis for actual number of days elapsed) equal to the Prime Rate (as herein defined). Interest on this Note shall be due and payable on the last day of each month commencing August 31, 2000. The "Prime Rate" means the rate of interest equal to the prime rate as announced from time to time at Bank One, NA, Chicago, Illinois (Currently 9.5% per annum). The Prime Rate shall be adjusted quarterly hereafter on the first (1st) day of each January, April, July and October, provided, however, such interest rate due under this Note shall at no time exceed eleven percent (11%) or be less than eight percent (8%).

At the election of the Holder hereof, the principal sum remaining unpaid hereon, together with accrued interest thereon, shall become at once due and payable at the place of payment aforesaid in case default shall occur in the payment, when due, of any installment of principal or interest in accordance with the terms hereof, and such default shall continue for (3) days after notice by the Holder to the Maker of such default (in which event election may be made at any time after the expiration of said three (3) days without notice).

The Maker further agrees to pay all expenses, including reasonable attorneys' fees and legal expenses incurred by the holder or holders hereof in endeavoring to collect any amounts payable hereunder which are not paid when due.

Any principal amount not paid when due (upon maturity, acceleration or otherwise) shall, without notice, bear interest thereafter until paid a rate per annum which is three (3) percentage points per annum above the Prime Rate but never less than three (3) percentage points above the Prime Rate in effect when such principal amount became due (the Default Rate).

Maker hereby waives protest, presentment for payment, demand for payment, notice of nonpayment, and protest of dishonor, and consents to and waives notice of any extension, renewal or modification of this Note granted by Holder. Notwithstanding the foregoing, Holder shall not modify this Note without the consent of Maker.

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No delay or omission on the part of the Holder is in exercising any remedy, right or option hereunder shall operate as a waiver of such remedy, right or option. In any event, a waiver on any one occasion shall not be construed as a waiver or bar to any such remedy, right or option on a future occasion.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday or national banking holiday, such payment shall be made on the next succeeding business day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

The Note may be prepaid in whole or in part at any time upon not less than two
(2) days notice to Holder hereof. Each such prepayment shall be accompanied by accrued interest on the amount prepaid to the date fixed for prepayment.

IN WITNESS WHEREOF, Pak Mail centers of America, Inc. has caused this Note to be executed this 11th day of August 2000.

                                             PAK MAIL CENTERS OF AMERICA, INC.


                                             By:
                                                --------------------------------
                                                   John E. Kelly, President